EXHIBIT 21

SUBSIDIARIES                      NAMES UNDER       STATE OR OTHER
   OF THE                      WHICH SUBSIDIARIES   JURISDICTION
 REGISTRANT                        DO BUSINESS     OF INCORPORATION

Agencias Generales Conaven, C.A.     Conaven       Venezuela

Agencia Maritima del Istmo, S.A.      Same         Costa Rica

Almacenadora Conaven, S.A.           Conaven       Venezuela

Boyar Estates S.A.*                   Same         Luxembourg

Cape Fear Railways, Inc.              Same         North Carolina

Cayman Freight Shipping Services,
 Ltd.                                 Same         Cayman Islands

Chestnut Hill Farms Honduras, S.
 de R.L. de C.V.                      Same         Honduras

Delta Packaging Company Ltd.*         Same         Nigeria

Desarrollo Industrial
 Bioacuatico, S.A.*                   Same         Ecuador

Eureka Chickens Limited *             Same         Zambia

Franquicias Azucareras S.A.*          Same         Argentina

Granjas Porcinas Del Ecuador,
 S.A.                                 Same         Ecuador

High Plains Bioenergy, LLC            Same         Oklahoma

H&O Shipping Limited                  Same         Liberia

Ingenio y Refineria San Martin
 del Tabacal S.R.L.                  Tabacal       Argentina

InterAfrica Grains Ltd.               Same         Bermuda

JacintoPort International LP          Same         Texas

Les Moulins d'Haiti S.E.M. (LHM)*     Same         Haiti

Les Moulins de Madagascar,
 S.A.R.L.                             Same         Madagascar

Lesotho Flour Mills Limited*          Same         Lesotho

Life Flour Mill Ltd.*                 Same         Nigeria

Merriam Financial Services, Ltd.      Same         Bermuda

Merriam Insurance Company, Ltd.       Same         Cayman Islands

Minoterie de Matadi, S.A.R.L.*        Same         Democratic Republic of Congo

Minoterie du Congo, S.A.              Same         Republic of Congo

Mission Funding, L.L.C.               Same         Delaware

Mobeira, SARL                         Same         Mozambique

Molinos Champion, S.A.*               Same         Ecuador

Molinos del Ecuador, C.A.*            Same         Ecuador

Mount Dora Farms de Honduras,
 S.R.L.                               Same         Honduras

Mount Dora Farms Inc.                 Same         Florida

National Milling Company of
 Guyana, Inc.                         Same         Guyana

National Milling Corporation
 Limited                              Same         Zambia

Productores de Alcoholes y
 Melaza S.A.*                        PAMSA         Argentina

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                           EXHIBIT 21
                           (continued)

Representaciones Maritimas y
 Aereas, S.A.                         Same         Guatemala

Representaciones y Ventas S.A.*       Same         Ecuador

Sea Cargo, S.A.                       Same         Panama

Seaboard de Colombia, S.A.            Same         Colombia

Seaboard de Nicaragua, S.A.           Same         Nicaragua

Seaboard del Peru, S.A.               Same         Peru

Seaboard Foods LP                     Same         Oklahoma

Seaboard Freight & Shipping
 Jamaica Limited                      Same         Jamaica

Seaboard Honduras, S. de R.L.
 de C.V.                              Same         Honduras

Seaboard Marine Bahamas, Ltd.         Same         Bahamas

Seaboard Marine of Haiti, S.E.        Same         Haiti

Seaboard Marine Ltd.                  Same         Liberia

Seaboard Marine of Florida, Inc.      Same         Florida

Seaboard Marine (Trinidad)
 Limited                              Same         Trinidad

Seaboard Overseas Limited             Same         Bermuda

Seaboard Overseas Management
 Company, Ltd.                        Same         Bermuda

Seaboard Overseas Trading and
 Shipping (PTY) Ltd.                  Same         South Africa

Seaboard Ship Management Inc.         Same         Florida

Seaboard Solutions, Inc.              Same         Delaware

Seaboard Trading and Shipping
 Ltd.                                 Same         Kansas

Seaboard Transport Inc.               Same         Oklahoma

Seaboard West Africa Limited          Same         Sierra Leone

Seaboard Zambia Commodity
 Trading Limited                      Same         Zambia

SEADOM, S.A.                          Same         Dominican Republic

SeaMaritima, S.A. de C.V.             Same         Mexico

SEEPC (Nigeria) Ltd.                  Same         Nigeria

Shawnee Funding, Limited
 Partnership                          Same         Delaware

Top Feeds Limited*                    Same         Nigeria

Transcontinental Capital Corp.
 (Bermuda) Ltd.                       TCCB         Bermuda

Unga Farmcare (East Africa)
  Limited*                            Same         Kenya

Unga Holdings Limited*                Same         Kenya

Unga Limited*                         Same         Uganda

Unga Millers (Uganda) Limited*        Same         Kenya

*Represents a non-controlled, non-consolidated affiliate.

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